UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 16, 2010

SouthWest Water Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-8176	95-1840947
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wilshire Building 624 South Grand Avenue, Suite 2900 Los Angeles, CA 90017-3782
(Address of principal executive offices) (Zip Code)

(213) 929-1800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Retention Agreements.

Recognizing that the process for completing the merger proposed under the Agreement and Plan of Merger, dated as of March 2, 2010 (the “Merger Agreement”) will take a considerable amount of time due to the required regulatory approvals and the need to satisfy the various other conditions to the merger (as defined in the Merger Agreement) and the need to retain members of the Company’s management team to help with the successful completion of the proposed merger, as well as to help manage important aspects of the Company and its operations through the period leading up to the completion of the proposed merger, the Company entered into retention agreements with certain members of its management team, including three named executive officers.  Each agreement provides for the payment of a bonus if the individual remains employed by the Company for 90 days following the effective time of the merger.  If the individual resigns or his or her employment is terminated for cause (as defined in the retention agreement) then he or she will not be eligible to receive the bonus.  However, if the individual’s employment is terminated by the Company for any reason other than cause, he or she will be entitled to receive the bonus.

          Our Chief Financial Officer, Mr. Smith, is eligible to receive a bonus of $75,000.  Two other named executive officers, Mr. Quinn and Mr. Profilet, are parties to these retention agreements, with each being eligible to receive a bonus of $115,000.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) In light of the anticipated transition of the composition of the Board of Directors of the Company as a result of four incumbent directors reaching the previously established mandatory retirement age by the 2010 Annual Meeting of Stockholders and the contemplated transactions associated with the recently announced Merger Agreement, the Board of Directors amended the Bylaws of the Company to provide the Board with flexibility to adjust the number of directors from time to time within a specified range.  The first sentence of Article 3, Section 1 of the Amended and Restated Bylaws, which had set the number of directors at ten, was amended by replacing that sentence in its entirety with the following sentence:  “The number of directors shall be no less than five and no more than ten, with the exact number of directors to be set from time to time, within the limits specified, by approval of the Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST WATER COMPANY (Registrant)

		By:	/s/ William K. Dix
			Name:	William K. Dix
			Title:	Vice President, General Counsel and Corporate Secretary
Date:	April 22, 2010